                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 4, 1996
                                                           ------------



                          Opta Food Ingredients, Inc.
                          ---------------------------
             (Exact name of Registrant as Specified in its Charter)



          Delaware                      0-19811                04-3117634
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(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)



                25 Wiggins Avenue, Bedford, Massachusetts  01730
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              (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code: (617) 276-5100
                                                           --------------
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Item 5.   Other Events.
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   On June 4, 1996, the Registrant publicly disseminated a press release announcing that its revenue and earnings for the second quarter and 1996 as a whole are likely to be lower than Wall Street estimates. Slower than expected ramp-up in sales to certain customers, increased expenses resulting from Opta's new production facilities, and the accelerated launch of new Opta products later this year are the primary factors affecting revenue and earnings. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.



Item 7.   Financial Statements and Exhibits.
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(c)  Exhibits.

       99.1  The Registrant's press release dated June 4, 1996
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                                   SIGNATURES

   Pursuant to the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   OPTA FOOD INGREDIENTS, INC.


Date: June 11, 1996                By: /s/ Thomas J. Trometer
                                      ---------------------------------
                                      Thomas J. Trometer
                                      Vice President Finance and Treasurer
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EXHIBIT 99.1




                                  Contact:
                                  Lewis C. Paine, III
                                  Chairman and CEO
                                  Opta Food Ingredients, Inc.
                                  (617) 276-5100

FOR IMMEDIATE RELEASE

                          OPTA FOOD INGREDIENTS, INC.
             CUSTOMER RAMP-UP DELAYS AND NEW PRODUCT LAUNCHES MAY
                          IMPACT REVENUE AND EARNINGS


BEDFORD, MA, June 4, 1996 -- Opta Food Ingredients, Inc. (Nasdaq: OPTS) announced today that its revenue and earnings for the second quarter, as well as for 1996 as a whole, are likely to be less than current Wall Street estimates even though the Company expects revenue for the quarter and the year to substantially exceed that of 1995. Delays in the ramp-up of certain customers' products, incremental expenses resulting from Opta's new production facilities, and the costs associated with the accelerated launch of new Opta products later this year are the primary factors affecting revenue and earnings. Extended product testing, launch and ramp-up periods are common in the consumer food and food service industries.

Lewis Paine, CEO and President, stated, "Opta continues to gain new customers, has not lost any current customers, and its relationships with its customers remain strong." He added, "The Company is actively engaged in expanding and strengthening its relationships with important consumer food and food service companies, and these efforts are progressing well."

The Company also reported that due to the recent acquisition of a manufacturing facility in Galesburg, Illinois, it expects to launch a number of new products later this year which originally the company had not expected to be ready for commercialization until 1997.

The Company's financial results for the second quarter of 1996 are expected to be released during the third week of July. Although actual results could differ due to a variety of factors, the Company currently anticipates that revenue for the second quarter will approximate that of the first quarter, both of which will reflect an increase over the same periods in 1995. The Company expects a net loss in the second quarter to be similar to but somewhat above that for the first quarter for the reasons mentioned above.
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Opta Food Ingredients, Inc. is a fully integrated developer, manufacturer and marketer of proprietary food ingredients. Its products are used by consumer food and food service companies to improve the nutritional content, healthfulness, texture and taste of their food products. Opta's proprietary and patented products include OptaGrade, a texturizing agent used to replace up to 100% of the fat in a variety of foods; Opta Oat Fibers, a line of functional texturizing agents that can also be used to increase dietary fiber in baked goods; and CrystaLean, a starch-based bulking agent designed to enhance crispness and increase fiber in baked goods and extruded products. In addition, the Company has a portfolio of products and technologies that are currently under development. Opta's food ingredients are used in applications by leading food companies, including 5 of the 10 largest U.S. consumer packaged food companies and the world's largest food service company. The Company was recently cited by Inc. magazine as one of America's fastest growing small public companies.
- ---

NOTE: This news release contains forward-looking statements based on management's current expectations. Factors which could cause actual results to differ from such expectations include the size and timing of significant orders, as well as deferral of orders, over which the Company has no control; the extended product testing and launch cycles of the Company's potential customers; the variation of the Company's sales cycles from customer to customer; increased competition posed by food ingredient manufacturers; changes in the pricing policies of the Company or its competitors; possible delays in securing production equipment and retrofitting production facilities and processes; the Company's success in expanding its sales and marketing programs and its ability to gain increased market acceptance for its existing product lines; the Company's ability to timely develop and introduce new products in its pipeline at acceptable costs; the potential for significant quarterly variations in the mix of sales among the Company's products; and general economic conditions.

                    (All trademarked items are in italics)